Exhibit 5.1

September 30, 2025

Momentus Inc.
3901 N. First Street
San Jose, CA 95134
(650) 564-7820

Ladies and Gentlemen:

We have acted as counsel to Momentus Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of shares of its Class A common stock, par value $0.00001 per share (the “Common Stock”), having an initial aggregate offering price of up to $7,350,000 (the “Shares”) pursuant to the Registration Statement on Form S-3 (Registration No. 333–290425) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus included in the Registration Statement (the “Base Prospectus”), as supplemented by the prospectus supplement included in the Registration Statement relating to the offer and sale from time to time by the Company of the Shares (together with the Base Prospectus, the “Prospectus”). The Shares are to be sold by the Company in accordance with that certain Sales Agreement, dated September 19, 2025, between the Company and A.G.P./Alliance Global Partners (such agreement, the “Sales Agreement”), as described in the Prospectus.

In connection with this opinion, we have examined the Registration Statement and the Prospectus, the Sales Agreement, the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, and originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed, and express no opinion as to, the authenticity of original documents and the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, the legal capacity of all natural persons or entities (except for the Company), the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents where due authorization, execution and delivery of all such documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated September 19, 2025, and as to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing and in reliance thereon, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Sales Agreement, the Shares will be validly issued, fully paid and nonassessable.

Bradley Arant Boult Cummings LLP | ONE 22 ONE | 1221 Broadway | Suite 2400 | Nashville, TN 37203 | 615.244.2582 | bradley.com

Our opinion expressed above is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion set forth herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on or about the date hereof and incorporated by reference into the Registration Statement.  In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ Bradley Arant Boult Cummings LLP